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Exhibit 5.1
March 3, 2006
Triad Financial Special Purpose LLC
7711 Center Avenue, Suite 390
Huntington Beach, California 92647

Re:	Triad Financial Special Purpose LLC Registration Statement on Form S-3 (No. 333- )
Ladies and Gentlemen:
     We have acted as special counsel to Triad Financial Special Purpose LLC, a Delaware limited liability company (the “Depositor”), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments hereto and the prospectus supplement described therein, the “Registration Statement”), filed by the Depositor with the Securities and Exchange Commission in connection with the registration by the Depositor of Asset Backed Securities (the “Securities”).
     The Registration Statement contains a base prospectus and a related prospectus supplement (the “Prospectus”) that pertain to the offerings by the Depositor of Securities issued by Triad Automobile Receivables Trusts (as defined below).
     As described in the Prospectus, the Securities issued pursuant to the Prospectus and related prospectus supplements (each, a “Prospectus Supplement”) will be Asset-Backed Notes (“Notes”) that will be issued in series. Each series of Notes will be issued by a Delaware statutory trust (each, a “Trust”) to be formed by the Depositor pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Depositor and an Owner Trustee to be specified in the related Prospectus Supplement. Each series issued by a Trust may include one or more classes of Notes. The Notes of any Trust will be issued pursuant to an Indenture (each, an “Indenture”) by and between such Trust and an Indenture Trustee to be specified in the related Prospectus Supplement and a Sale and Servicing Agreement by and among such Trust, the Depositor and Triad Financial Corporation, as servicer (each, a “Sale and Servicing Agreement”).
     We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have, among other things, examined and relied, to the extent we

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Triad Financial Special Purpose LLC
March 3, 2006

deem proper a copy of the Registration Statement and, in each case as filed as an exhibit to the Registration Statement:
(i) the form of Indenture;
(ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (a “Trust Certificate”));
(iii) the form of Sale and Servicing Agreement;
(iv) the form of Purchase Agreement between Triad Financial Corporation and the Depositor; and
(v) such other documents as we have deemed necessary for the expression of the opinions contained herein (collectively, the documents described in clauses (i) through (v) are referred to herein as the “Transaction Documents”).
     On the basis of the foregoing and on the basis of our examination of the Depositor’s Certificate of Formation and Limited Liability Company Agreement and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Depositor, it is our opinion that:
(a) The Depositor is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and
(b) With respect to the Notes of any series issued by any Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Notes and the forms of such Notes have been duly established and approved by the Company’s Board of Managers, (iii) the Transaction Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms as described above, (iv) the Trust Certificate for the related Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes have been duly executed and issued by such Trust and authenticated by the

Triad Financial Special Purpose LLC
March 3, 2006

Indenture Trustee, and sold by the Company, all in accordance with the terms and conditions of the Transaction Documents and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of such Trust and will have been legally issued, and will be enforceable in accordance with their terms and entitled to the benefits of the related Transaction Documents, except as the same may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes.
     We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States and the Delaware Limited Liability Company Act.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the prospectus under the caption “Legal Opinions” and in the prospectus supplement under the caption “Legal Opinions,” all as part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP